UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2022

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, the Board of Directors (the “Board”) of Paramount Group, Inc. (the “Company”) increased the size of the Board from nine to ten members and appointed Paula Sutter to the Board as a director. The Board has determined that Ms. Sutter qualifies as an independent director under New York Stock Exchange rules. Ms. Sutter has also been appointed to the Audit Committee of the Board.

Since 2014, Ms. Sutter, age 55, has been the Chief Executive Officer of Paula Sutter LLC, a consumer brand consultancy, which she founded in October 2014. From October 2014 to December 2017, Ms. Sutter served as the Chief Executive Officer of TSG Fashion Group at TSG Consumer Partners, LLC, a private equity firm. From 1999 to October 2013, Ms. Sutter served as the President of Diane von Furstenberg Studio, L.P., a fashion company. From January 1993 to December 1998, Ms. Sutter served as a Vice President of The Donna Karan Company, LLC, a fashion company. Ms. Sutter also serves as a member of the board of directors of ThredUp Inc. (NASDAQ: TDUP) since 2014, and Inflection Point Acquisition Corp. (NASDAQ: IPAX), where she has been Executive Chairwoman since 2021, as well as a number of privately held companies. Ms. Sutter holds a Liberal Arts degree in Literature from Villanova University.

In connection with her service as a director, Ms. Sutter will be entitled to receive the Company’s previously disclosed standard compensation for independent directors, as described in the “Director Compensation” section of the proxy statement for the Company’s 2022 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on March 30, 2022. Such section is incorporated herein by reference.

The Company has also entered into its standard indemnification agreement with Ms. Sutter, whereby the Company has agreed to indemnify her against all expenses and liabilities and pay or reimburse her reasonable expenses in advance of final disposition of a proceeding to the fullest extent permitted by Maryland law if she is made or threatened to be made a party to the proceeding by reason of her service as a member of the Board, subject to limited exceptions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 26, 2022, the Board of the Company approved the Company’s Sixth Amended and Restated Bylaws to increase the maximum number of directors that may serve on the Board from nine directors to ten directors pursuant to Section 3.3 of the Company’s Sixth Amended and Restated Bylaws.

The foregoing description of the Company’s Sixth Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Company’s Sixth Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company to announce the appointment of Ms. Sutter as a director as discussed in Item 5.02 above is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1	Sixth Amended and Restated Bylaws of Paramount Group, Inc.
99.1	Press Release of Paramount Group, Inc. dated July 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Gage Johnson
Name:	Gage Johnson
Title:	Senior Vice President, General Counsel and Secretary

Date: July 26, 2022